Attachment to Form 4
JOINT FILER INFORMATION
Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022
Date of Event Requiring Statement:	03/13/17
Issuer and Ticker Symbol:	Kadmon Holdings, Inc. [KDMN]
Relationship to Issuer:	10% Owner
Designated Filer:	Daniel S. Loeb
TABLE I INFORMATION
Title of Security:	Common Stock
Transaction Date:	March 13, 2017
Transaction Code:	P
Amount of Securities and Price:	1,488,095 at $3.36 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	9,407,745
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4

TABLE II INFORMATION
Title of Derivative Security:	Warrant to Purchase Common Stock
Conversion or Exercise Price of Derivative Security:	$4.50
Transaction Date:	March 13, 2017
Transaction Code:	P
Number of Derivative Securities Acquired (A) or Disposed of (D):	595,238
Date Exercisable:	March 13, 2017
Expiration Date:	April 13, 2018
Title of Securities Underlying Derivative Security:	Common Stock
Amount or Number of Shares:	595,238
Price of Derivative Security:	See Footnote (2) in the Form 4
Number of Derivative Securities Beneficially Owned Following Reported Transaction:	595,238
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4

Signature	THIRD POINT LLC
By: DANIEL S. LOEB, Chief Executive Officer
By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact
/s/ William Song
WILLIAM SONG, as attorney-in-fact for DANIEL S. LOEB